Exhibit 10.40

EIGHTEENTH AMENDMENT TO

GENERAL CREDIT AND SECURITY AGREEMENT

(Note:  A Fifteenth Amendment does not exist)

THIS AGREEMENT, dated and effective as of March 22, 2005, between SPECTRUM Commercial Services Company, a Minnesota Corporation, having its mailing address and principal place of business at Two Appletree Square, Suite 415, Bloomington, Minnesota 55425 (herein called “Lender” or “SCS”), and Appliance Recycling Centers of America, Inc., a Minnesota corporation, having the mailing address and principal place of business at 7400 Excelsior Boulevard, Minneapolis, MN 55426, (herein called “Borrower”), amends that certain General Credit and Security Agreement dated August 30, 1996, (“Credit Agreement”) as amended.  Where the provisions of this Agreement conflict with the Credit Agreement, the intent of this Agreement shall control.

1.               Paragraph 17(m) is hereby deleted and replaced with the following:

17(m). Borrower’s Periodic Financial Report shall reflect a Net Profit of at least (or Net Loss not to exceed, as the case may be):

Fiscal quarter ending	Net Profit (Net Loss)
March 31, 2007	$(500,000)
June 30, 2007	$100,000
September 30, 2007	$225,000
December 31, 2007	$175,000
All subsequent quarters	$1

At the end of the fiscal year ending on December 31, 2007, and as of the end of each subsequent fiscal year, Borrower’s Periodic Financial Report for the fiscal year shall reflect a Net Profit of at least One Dollar.

2.               Paragraph 23 is hereby deleted and replaced with the following:

23. Termination.  Subject to automatic termination of Borrower’s ability to obtain additional Advances under this Agreement upon the occurrence of any Event of Default specified in Paragraphs 20(d), (e), (f) or (g) and to Lender’s right to terminate Borrower’s ability to obtain additional Advances under this Agreement upon the occurrence of any other Event of Default or upon demand, this Agreement shall have a term ending on the Termination Date provided, however, that Borrower may terminate this Agreement at any earlier time upon sixty days prior written notice and will incur no prepayment fee or charge thereafter; provided further, however, that if Borrower terminates this Agreement at any time prior to the then current Maturity Date, then Borrower shall pay to Lender a prepayment charge equal to the following:

•                  If termination occurs on or prior to December 31, 2005 — 3.0% of the Maximum Principal Amount.

•                  If termination occurs after December 31, 2005 but on or before December 31, 2006 — 2.0% of the Maximum Principal Amount.

•                  If termination occurs after December 31, 2006 but before the then current Maturity Date — 1.0% of the Maximum Principal Amount.

On the Termination Date, all obligations arising under this Agreement shall become immediately due and payable without further notice or demand.  Lender’s rights with respect to outstanding Obligations owing on or prior to the Termination Date will not be affected by termination and all of said rights including (without limitation) Lender’s Security Interest in the Collateral existing on such Termination Date or acquired by Borrower thereafter, and the requirements of this Agreement that Borrower furnish schedules and confirmatory assignments of Receivables and Inventory and turn over to Lender all full and partial payments thereof shall continue to be operative until all such Obligations have been duly satisfied.

3.               The definition of “Maturity Date” appearing in Paragraph 2 is amended in its entirety to read as follows:

“Maturity Date” shall mean December 31, 2008, provided, however, that the then current Maturity Date shall be extended by succeeding periods of 12 calendar months without notice to or action by either Borrower or Lender, provided further however, that such extension shall not occur if: (i) Lender has notified Borrower of an Event of Default that has occurred and is continuing, or (ii) this Agreement has previously terminated as provided in the paragraph entitled “Termination”, or (iii) Lender has, in its sole and absolute discretion, demanded payment of amounts owed hereunder, or (iv) Borrower or Lender have notified the other of the intention not to renew at least sixty days prior to the then current Maturity Date and thereafter no extension shall occur.

4.               The following Paragraph 17(p) shall be added as follows:

17(p)  Before July 1, 2007, Borrower shall hire a Chief Financial Officer with the skill and experience customary and appropriate for a business of Borrower’s size, type and complexity and, further, such Chief Financial Officer shall be satisfactory to Lender.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SPECTRUM COMMERCIAL SERVICES COMPANY	APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

By	By
Steven I. Lowenthal, Co-CEO	Edward R. Cameron, CEO

REAFFIRMATION

Of Edward R. Cameron

The undersigned, Edward R. “Jack” Cameron, hereby reaffirms all of the terms of the Support Agreement issued by him in favor of SPECTRUM Commercial Services Company (including its participants and assigns) and dated as of December 29, 2004, and acknowledges that such agreement is in full force and effect according to its terms.  The undersigned understands and acknowledges that this Reaffirmation is required by SPECTRUM Commercial Services Company as a condition to the execution of the Seventeenth Amendment to the General Credit and Security Agreement between Appliance Recycling Centers of America, Inc. and SPECTRUM Commercial Services Company.

Dated as of: January , 2007
Edward R. Cameron